Exhibit 5.1

+1 212 230 8800 (t)

+1 212 230 8888 (f)

www.wilmerhale.com

May 5, 2017

Fortive Corporation

6920 Seaway Blvd

Everett, WA 98203

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Fortive Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), on May 5, 2017 (such Registration Statement as amended or supplemented, the “Registration Statement”), including the related prospectus (the “Prospectus”), in connection with the Company’s issuance and exchange (the “Exchange Offer”) of up to (i) $300,000,000 aggregate principal amount of its 1.800% Senior Notes due 2019 (the “New 2019 Notes”), (ii) $750,000,000 aggregate principal amount of its 2.350% Senior Notes due 2021 (the “New 2021 Notes”), (iii) $900,000,000 aggregate principal amount of its 3.150% Senior Notes due 2026 (the “New 2026 Notes”) and (iv) $550,000,000 aggregate principal amount of its 4.300% Senior Notes due 2046 (the “New 2046 Notes” and, collectively with the New 2019 Notes, the New 2021 Notes and the New 2026 Notes, the “New Notes”) for a like principal amount of the Company’s outstanding (i) 1.800% Senior Notes due 2019 (the “Old 2019 Notes”), (ii) 2.350% Senior Notes due 2021 (the “Old 2021 Notes”), (iii) 3.150% Senior Notes due 2026 (the “Old 2026 Notes”) and (iv) 4.300% Senior Notes due 2046 (the “Old 2046 Notes,” and collectively with the Old 2019 Notes, the Old 2021 Notes and the Old 2026 Notes, the “Old Notes”), in each case in accordance with the terms of a Registration Rights Agreement, dated as of June 20, 2016, by and among the Company and the initial purchasers of the Old Notes, which is filed as Exhibit 4.2 to the Registration Statement (the “Registration Rights Agreement”). The Old Notes were issued and the New Notes are to be issued pursuant to an indenture, dated as of June 20, 2016 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

We have examined and relied upon (i) corporate or other proceedings of the Company regarding the issuance of the New Notes, (ii) the Registration Statement, (iii) the Prospectus, (iv) the Indenture, (v) the Registration Rights Agreement, (vi) the Old Notes and (vii) the New Notes. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, certificates of public officials, officers of the Company and other persons, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

Fortive Corporation

May 5, 2017

In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents, and the completeness and accuracy of the corporate records of the Company provided to us by the Company. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

In rendering the opinions set forth below, we have assumed that (i) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture, (ii) the Indenture is a valid and binding obligation of the Trustee and (iii) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have also assumed the due authentication of the New Notes by the Trustee, that there will not have occurred, prior to the date of issuance of the New Notes, any change in law affecting the validity or enforceability of the New Notes, and that at the time of the issuance of the New Notes, the Board of Directors of the Company (or any committee of such Board of Directors or any person acting pursuant to authority properly delegated to such person by the Board of Directors of the Company or any committee of such Board of Directors) has not taken any action to rescind or otherwise reduce its prior authorization of the issuance of the New Notes.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture, the Registration Rights Agreement or the New Notes, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of the New Notes or any agreement (i) that may be deemed to or construed to waive any right of the Company; (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse

Fortive Corporation

May 5, 2017

to one or more other rights or remedies; (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof; (iv) that is in violation of public policy; (v) relating to indemnification and contribution with respect to securities law matters; (vi) that provides that the terms of any agreement may not be waived or modified except in writing; (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct; (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law (to the extent such issue is determined under the laws of any jurisdiction other than the State of New York) or consent to jurisdiction.

On the basis of, and subject to, the foregoing, we are of the opinion that when (i) the Registration Statement has become effective; (ii) the Indenture has been duly qualified under the Trust Indenture Act; and (iii) the New Notes have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

It is understood that this opinion is to be used only in connection with the offer and exchange of the New Notes while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner